SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Nara Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NARA BANCORP, INC.

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, JUNE 29, 2010

TO OUR STOCKHOLDERS:

We are pleased to announce that Nara Bancorp, Inc., a Delaware corporation, will hold its annual meeting of stockholders on Tuesday, June 29, 2010, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005 at 10:30 a.m., California time. At this meeting, we will ask you to vote on the following matters:

1. Election of directors. You will have the opportunity to elect eight persons to serve as members of our board of directors until our next annual meeting and until their successors are elected and qualified. The following eight persons are our nominees for election:

Steven D. Broidy

Louis M. Cosso

Alvin D. Kang

Chong-Moon Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

Scott Yoon-suk Whang

2. Ratification of the Selection of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2010.

3. Nonbinding stockholder approval of executive compensation. You will have the opportunity to cast a non-binding advisory vote for or against the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in the attached Proxy Statement.

4. Amend the Certificate of Incorporation of Company to Increase the Authorized Shares of Common Stock. You will be asked to approve the amendment and restatement of Section IV, of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share, from forty million (40,000,000) shares of Common Stock to one hundred million (100,000,000) shares of Common Stock.

5. Other Business. If other business is properly raised at the meeting you will be asked to vote on these matters, too.

If you were a stockholder as of the close of business on May 5, 2010, you are entitled to vote at this meeting. We cordially invite all stockholders to attend the meeting in person.

Whether or not you expect to attend the annual meeting, please vote your proxy by internet, telephone, or mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting and, if you attend the annual meeting, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Alvin D. Kang, President & Chief Executive Officer

Dated: May 28, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 29, 2010

The most recently filed Proxy Statement, Form 10-K, and Annual Report are available online at http://www.rrdezproxy.com/2010/NaraBancorp/.

NARA BANCORP, INC.

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

PROXY STATEMENT

For the

Annual Meeting of Stockholders

To be Held on June 29, 2010

GENERAL INFORMATION

Nara Bancorp, Inc. (the “Company”) is a registered bank holding company and Nara Bank (the “Bank”) is our wholly owned subsidiary. This proxy statement contains information about the Company’s annual meeting of stockholders to be held on Tuesday, June 29, 2010 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Standard Time, and any postponements or adjournments thereof. The date of this proxy statement is May 28, 2010 and it will be mailed to stockholders on or about that date.

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your vote for use at the 2010 annual meeting of stockholders.

This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone.

We will begin sending this proxy statement, notice of annual meeting, and the enclosed proxy card on or about May 28, 2010 to all stockholders entitled to vote. The record date for those entitled to vote is May 5, 2010. On that date, 37,956,527 shares of our common stock were outstanding. The common stock is our only class of voting stock outstanding. The Company also has 67,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) outstanding issued through the United States Treasury’s Troubled Asset Relief Program (“TARP”) on November 21, 2008. The Series A Preferred Stock is not entitled to vote at the annual meeting. We are also sending our annual report for the fiscal year ended December 31, 2009 along with this proxy statement which includes a copy of our Annual Report on Form 10-K.

What Vote is Required for Each Proposal?

•

Election of Directors. The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors and all eight nominees will be elected.

•

Ratification of Selection of Independent Registered Public Accounting Firm. Stockholder ratification of the board of directors’ selection of Crowe Horwath LLP (“Crowe Horwath”) as our independent registered public accounting firm is not required. We are submitting the selection of Crowe Horwath to you for ratification to obtain our stockholders’ views. To be approved, the ratification must receive a “FOR” vote from the majority of shares present and entitled to vote on the proposal. If you vote “abstain” such abstention will have the effect of a vote “AGAINST the proposal.” If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Crowe Horwath. Even if the selection is ratified, we may, in our discretion, appoint a different independent registered public accounting firm at any time during the year if we determine that such a change would be in the best interest of the Company and our stockholders.

•

Nonbinding Say on Pay. This proposal gives you as a stockholder the opportunity to vote for or against the compensation of the executive officers identified in our Summary Compensation Table in this Proxy Statement, including the Compensation Discussion and Analysis, the Executive compensation tables and the related disclosure contained herein. Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements. If you abstain, such vote will have the effect of a vote “AGAINST” this proposal.

•

Amend the Certificate of Incorporation of the Company to Increase Authorized Shares of Common Stock. This proposal gives you as a stockholder the opportunity to approve the amendment to Section IV the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share, from forty million (40,000,000) shares of Common Stock to one hundred million (100,000,000) shares of Common Stock. To be approved, the proposal must receive a “FOR” vote from the majority of outstanding shares of Common Stock. If you vote “Abstain” or if you do not vote your shares, such abstention or failure to vote will have the effect of a vote “AGAINST” the proposal.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting.

How Do I Vote by Proxy?

Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You may also vote by internet or telephone as described on the enclosed proxy card. Returning the proxy card will not affect your right to attend the meeting and vote in person, but will assure that your vote is counted if you become unable to attend the meeting.

If you properly fill in your proxy card and send it to us in time to vote or you timely vote by internet or telephone, your “proxies” (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxies will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of each of the eight nominees for director;

•	“FOR” the appointment of Crowe Horwath as our independent registered public accounting firm;

•	“FOR” the advisory vote on executive compensation as outlined in the 2010 Proxy;

•	“FOR” the amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock; and

•	in the discretion of the proxies as to any other matter that may properly come before the meeting.

If you hold your shares of our common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares, “FOR” the ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2010, “FOR” the executive compensation as outlined in the 2010 Proxy, and “FOR” the amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•	you file either a written revocation of your proxy or a duly executed proxy bearing a later date than your previous proxy with our Legal Department prior to the meeting, or

•	you attend the meeting and vote in person. However, your presence at the meeting will not revoke your proxy unless and until you vote in person.

How Do I Vote in Person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on May 5, 2010, the record date for voting.

What Constitutes a Quorum?

To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present, either in person or by proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting.

What Are the Recommendations of the Board of Directors?

Our current board of directors unanimously recommends:

•	the election of each of the named nominees for director;

•	the ratification of the selection of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2010;

•	in favor of the advisory vote on executive compensation as outlined in the 2010 Proxy; and

•

in favor of the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from forty million shares of Common Stock to one hundred million shares of Common Stock.

The board of directors recommends that you vote “FOR” each of the eight nominees for director, “FOR” the ratification of the selection of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2010, “FOR” the advisory vote on executive compensation as outlined in the 2010 Proxy and “FOR” the amendment of the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock.

Who Will Pay the Costs of Solicitation of Proxies?

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We have hired Mellon Investment Services LLC to seek proxies of custodians such as brokers who hold shares which belong to other people. This service will cost us approximately $5,000.

Will Any Other Matters Be Considered at the Annual Meeting?

We are not aware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named as proxies will have the authority to vote all properly executed proxies in accordance with the direction of the board of directors, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the meeting.

How Do I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Legal Department must receive the written proposal no later than January 28, 2011. Such proposals will also need to comply with Securities and Exchange Commission (the “SEC”) Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will be a date that is a reasonable time before we begin preparing our proxy materials. In addition, our bylaws provide that for any business to be brought properly before an annual meeting, a stockholder must provide timely notice of such proposal to us no less than 100 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting unless the annual meeting is moved more than 30 days before or after such anniversary date, in which case the notice must received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting is first given or made by us. Such notice must also comply with the provisions of our bylaws. Information regarding proposals for nominees is provided below.

The persons named as proxies for the 2011 annual meeting of stockholders will have discretionary authority to vote on any stockholder proposal which is not included in our proxy materials for the meeting, unless we receive notice of the proposal by April 12, 2011. If we receive proper notice by that date, the proxies will not have discretionary voting authority except as provided in the SEC regulations regarding stockholder proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Who are the Largest Owners of Our Common Stock?

The following table shows the beneficial ownership of our common stock as of May 5, 2010, the record date for the annual meeting, by each stockholder whom we know (based on information made available to us) owns more than 5% of our common stock. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of the record date.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
Pzena Investment Management, LLC 120 West 45th Street, 20th Floor, New York, NY 10036	2,746,493	7.24%

Wellington Management Company LLP 75 State Street, Boston, MA 02109	2,401,751	6.33%

BlackRock Inc. 55 East 52nd Street, New York, NY 10055	2,389,302	6.29%

Chong-Moon Lee 3731 Wilshire Blvd., Suite 1000, Los Angeles, CA 90010	2,348,622	6.19%

(1)	We have relied on the last public filings on Schedules 13D, 13F or 13G of each of the following stockholders, in determining how many shares such stockholder owns. If the beneficial owner is a current director or executive officer, we have relied on their most recent SEC Form 4 filings.

Who are the Named Executive Officers?

The Named Executive Officers are (i) our Chief Executive Officer during 2009 (ii) our Chief Financial Officer during 2009; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2009 whose total compensation was in excess of $100,000 for their services rendered in all capacities to us, and who are collectively referred to in this proxy statement as the Named Executive Officers (the “NEOs”).

How Much Stock do our Directors, Nominees for Directors and Executive Officers Own?

The following table shows the beneficial ownership, as defined above, of our common stock as of May 5, 2010 held by (i) each of our directors and each of our nominees, (ii) our Named Executive Officers and current executive officers as of May 5, 2010, and (iii) all directors, nominees and Executive Officers as a group.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(12)
Directors Nominees
Steven D. Broidy	2,000		*
Louis M. Cosso	2,500		*
Directors
Howard N. Gould	141,333	(2)	*
Chong-Moon Lee	2,348,622	(3)	6.19%
Jesun Paik	109,033	(4)	*
John H. Park	347,644	(5)	*
Ki Suh Park	106,120	(6)	*
Terry Schwakopf	5,733		*
Scott Yoon-suk Whang	22,733	(7)	*
Named Executive Officers
Min J. Kim	73,307		*
Alvin D. Kang	77,672	(8)	*
Bonita I. Lee	30,734		*
Mark Lee	3,120		*
Kyu S. Kim	24,667	(9)	*
Executive Officers Only
Christine Oh	41,050	(10)	*
Myung-Hee Hyun	0		*
All Directors, Nominees and Executive Officers as a Group (15 Individuals)	3,262,961	(1 1 )	8.60%

*	Indicates holdings of less than 1%.
(1)	Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.
(2)	Includes 140,000 stock options vested but not yet exercised under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”).
(3)	Includes 433,408 shares owned together with spouse and 172,911 owned by a trust.
(4)	Includes 100,000 stock options vested but not exercised under the 2000 Plan.
(5)	Includes 2,000 shares owned by BB Imex Corp. 243,800 shares are pledged.
(6)	Includes 102,120 shares owned by family trust.
(7)	Includes 13,333 shares owned by revocable trust.
(8)	Includes 64,000 stock options vested but not yet exercised under the 2000 Plan.
(9)	Includes 24,000 stock options vested but not yet exercised under the 2000 Plan.
(10)	Includes 40,000 stock options vested but not yet exercised under the 2000 Plan.
(11)	Includes stock options vested but not yet exercised under the 2000 Plan.
(12)	The percentages are based on 37,956,527 shares outstanding on May 5, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. The SEC requires executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 2009 all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as described in this paragraph. We assist our directors and executive officers in complying with these requirements. A required Form 4 report was not filed on a timely basis to report the vesting of restricted units granted by the Company to Mona Chui, a named executive officer. In addition, required Form 4 reports were not filed on a timely basis to report the purchase and sale of shares of common stock by Ms. Chui. A required Form 4 report was not filed on a timely basis to report the vesting of restricted units granted by the Company to Christine Oh, a named executive officer. In addition, a required Form 4 report was not filed on a timely basis to report the sale of shares by Ms. Oh. Required Form 4 reports were not filed on a timely basis to report the vesting of performance units granted by the Company to directors Terry Schwakopf, Scott Yoon-suk Whang, Jesun Paik, John Hyon Park, and Ki Suh Park. In each such case, the reports were promptly filed after becoming aware of the transactions and the need to report them.

What is the Background of Our Current Executive Officers?

Alvin D. Kang, 65. Mr. Kang was appointed acting President and Chief Executive Officer of the Company and its subsidiary, Nara Bank, on January 20, 2010, upon the resignation of Min Kim. Following receipt of regulatory nonobjection on April 26, 2010, Mr. Kang became the President and Chief Executive Officer of the Company and Nara Bank. He served as the Executive Vice President and Chief Financial Officer of the Bank and the Company since July 28, 2005. He also served as a member of the Office of the President from March 2006 until his elevation to CEO and President. Prior to joining the Bank, Mr. Kang served as Executive Vice President, Chief Operating and Chief Financial Officer for Broadway Federal Bank and Chief Financial Officer of Broadway Financial Corporation from 2001 to July 2005. Mr. Kang also held a senior position at Takenaka and Company, an investment banking and consulting firm, and served as an audit partner at KPMG LLP and at Ernst & Young LLP. Mr. Kang retired from KPMG LLP after 26 years of service, during which time he served as lead partner of the Asian Business Group and as lead partner on audits of major financial institutions in Los Angeles.

Bonita I. Lee, 47. Ms. Lee has served as the Executive Vice President and Chief Operating Officer of the Bank and Company since March 16, 2009. She also serves as a member of the Office of the President under the direction of the President and CEO, Alvin D. Kang. Prior to rejoining the Company, Ms. Lee served as Director and Regional President of the Western Region for Shinhan Bank America from September 2008 to March 2009. She served as Executive Vice President and Chief Credit Officer of the Company from April 2005 to September 2008, and as a member of the Interim Office of the President from March 2006 until November 2006. Ms. Lee also served the Bank as Senior Vice President and Chief Credit Officer from October 2003 to April 2005, Senior Vice President and Credit Administrator from February 2000 to October 2003 and Vice President and Credit Administrator from 1993 to 2000. Prior to joining the Bank, Ms. Lee held various lending positions with Center Bank in Los Angeles from 1989 to 1993.

Mark Lee, 47. Mr. Lee has served as the Executive Vice President and Chief Credit Officer of the Bank and Company since May 1, 2009. In January 2010, Mr. Lee was made part of the Office of the President under the direction of the President and CEO, Alvin D. Kang. Prior to joining the Company, Mr. Lee served as Senior Vice President and Deputy Chief Credit Officer at East West Bank from May 2007 to April 2009, and Manager of Commercial Business Credit from May 2002 to April 2007. Prior to his work at East West Bank, Mr. Lee served in various lending and credit capacities starting in 1990, at California Bank and Trust, Center Bank and Sanwa Bank.

Kyu S. Kim, 49. Ms. Kim has served as the Executive Vice President and Eastern Regional Manager since April 2008. In January 2010, Ms. Kim was made part of the Office of the President under the direction of the President and CEO, Alvin D. Kang. She also served as the Senior Vice President and Eastern Regional Manager from October 2005 until March 2008. Prior to her promotion to Eastern Regional Manger she served as the Deputy Regional Manager from July 2003 to September 2005. Ms. Kim also served as the Manhattan Branch Manager from February 2000 to September 2005 and Flushing Branch Manager from September 1998 to February 2000. Prior to joining the Bank, Ms. Kim was Vice President and Chief Credit Officer at Foster Bank in Chicago from March 1990 to September 1997.

Christine Oh, 43. Ms. Oh was appointed interim Chief Financial Officer, in January 2010, upon Mr. Kang’s promotion to CEO, following receipt of regulatory nonobjection on April 26, 2010. Ms. Oh previously served as Interim CFO from March 2005 to July 2005. Ms. Oh has served as Senior Vice President and Controller since 2003. Prior to her promotion to Senior Vice President and Controller she served as the Vice President and Accounting Manager from 1999 to 2003. She joined the Company in 1993. Prior to joining the Company, Ms. Oh was a credit Analyst at Center Bank.

Myung-Hee Hyun, 57. Ms. Hyun has served as the Executive Vice President and Chief Operations Administrator of the Bank since May 3, 2010. Prior to rejoining the Bank, she served as Senior Vice President and Chief Operations Administrator of Shinhan Bank America from December 2008 to April 2010. She served as the Senior Vice President and Chief Operations Officer of the Bank from April 2005 to November 2008. She served the Bank as the Senior Vice President and Senior Operations Administrator from May 1998 to April 2005 and Operations Administrator from September 1995 to May 1998. Prior to joining the Bank, Ms. Hyun held various operations and personal banking positions at Hanmi Bank from 1982 to 1995.

What are the Responsibilities of our Board of Directors and Certain Board Committees?

The Company’s board of directors has a standing Audit Committee, Nomination and Governance Committee and Human Resources and Compensation Committee.

During 2009, there were 7 Company board meetings, 18 Bank board meetings, and 58 committee meetings. All of the current directors of the Company attended at least 75% of the aggregate total number of meetings of the board and the committee on which they served during 2009, except Mr. Ki Suh Park. Mr. Park attended 72% of the board and committee meetings on which he serves as a result of health-related reasons.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee: The current members of the Audit Committee are directors Jesun Paik (Chair), John H. Park and Terry Schwakopf. The Audit Committee held twelve (12) meetings in 2009. The Audit Committee operates under a written charter adopted by the board of directors. The charter sets the responsibilities and authorities of the Audit Committee and is available on our website at www.narabank.com.

Each of the members is “independent” as defined by the listing standards of the NASDAQ Stock Market and rules of the Securities and Exchange Commission (“SEC”). The board of directors has determined that Mr. Jesun Paik and Ms. Terry Schwakopf each satisfy the requirements established by the SEC for qualifications of an Audit Committee financial expert.

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

Pursuant to its charter, the Audit Committee has the following responsibilities to:

•	Review the quarterly and audited annual financial reports;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

In performing its function, the Audit Committee in 2009 has met and held discussions with management and with Crowe Horwath, the independent auditors for the Company and its wholly-owned subsidiary, Nara Bank. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditors,

•

Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, professional standards, Vo. 1, AU Section 380 as adopted by the Public Accounting Oversight Board, and

•

Received a statement of the auditors’ independence required by the Public Accounting Oversight Board. The Audit Committee discussed any relationships that may impact the objectivity and independence of Crowe Horwath, and satisfied itself as to their independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

JESUN PAIK (Chair)

JOHN H. PARK

TERRY SCHWAKOPF

Nomination and Governance Committee Report

The members of the Nomination and Governance Committee consist of directors Ki Suh Park (Chair), Howard Gould, Chong-Moon Lee, Jesun Paik, and Scott Yoon-suk Whang. All the members of the Nomination and Governance Committee are “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market and the rules of the SEC. The Nomination and Governance Committee held four (4) meetings in 2009. The Nomination and Governance Committee is appointed by the board of directors to assist the board of directors in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, to determine the composition of the board of directors and to recommend to the board of directors the director nominees for the annual meeting of stockholders. The Nomination and Governance Committee has a charter, a copy of which can be found on our website at www.narabank.com.

It is the policy of the Nomination and Governance Committee to consider director candidates recommended by stockholders. The Nominating and Governance Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates recommended proposed by the Board. If a stockholder proposes a director candidate him or herself they must follow the policy and procedures outlined below.

The Nomination and Governance Committee has nominated three new director candidates on the current Proxy. Mr. Alvin D. Kang is an inside director who also serves as the President and CEO of the Company. Mr. Steven D. Broidy was identified by non-management directors while Louis M. Cosso was identified by a third-party individual.

Nominations of persons for election to the Board of Directors of the Corporation may be made at the annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing Directors, by or at the direction of the Board of Directors, by any Committee or person authorized by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth here. Such nominations, other than those made by or at the direction of the Board of Directors or by a nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing Directors not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation.

Such stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person nominated by a stockholder shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

A formal process for stockholder communication is posted on the Company’s website at www.narabank.com. Every effort is made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

All potential director nominee candidates will be considered using the same guidelines. The Nomination and Governance Committee considers many factors in nominating directors to serve on the board of directors, including but not limited to the following:

i)	diversity of professional disciplines and backgrounds;

ii)	broad experience in business, finance or administration; familiarity with national and international business matters;

iii)	familiarity and experience with the commercial banking industry;

iv)	prominence and reputation, and ability to enhance the reputation of the Bank;

v)	time available to devote to the work of the Board and one or more of its committees;

vi)	specific qualifications which complement and enhance the overall core competencies of the Board and/or specific committee assignments;

vii)	activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board;

viii)	interest of the stockholders as a whole,

ix)	independence determination, and

x)	the extent to which a nominee may add diversity to the Board.

The Company has adopted the Code of Ethics and Business Conduct that applies to all officers and employees, as well as the Director Code of Ethics and Business Conduct which applies to directors, which are both available on our website at www.narabank.com. If the Company makes any substantive amendments to the employee or director versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of the Ethics and Business Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. The Company’s compensation and benefits programs are designed to fairly pay directors for work required for a company of the size and scope of the Company and the Bank, align the directors’ interests with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand.

Cash Compensation

Regular members of the Bank and Company boards of directors normally receive a $42,000 annual board membership retainer, paid in monthly installments of $3,500 per month. The Chairmen of the Bank and Company boards, Mr. Ki Suh Park and Mr. Chong-Moon Lee, respectively, each normally receive a $52,000 annual board membership retainer, or $4,333 per month for their periods of service during the year. If the same person acts as Chairman of both the Bank and Company, they receive only one retainer. Each director normally receives an additional $12,000 in annual committee membership fees paid on a monthly basis for their periods of service during the year. The committee Chairs, other than the Executive Committee Chair, normally receive an additional annual retainer in the following amount: $8,000 for the Chair of the Audit Committee and the Loan & Credit Policy Committee (which is a Bank committee), and $6,000 for all other committees, with an annual committee retainer limit of $12,000 for any one director. Directors who do not receive life insurance coverage, or health insurance coverage paid for by the Company and do not participate in the deferred compensation plan, normally receive an annual payment of $12,000 of in-lieu payments. The directors also receive reimbursement for expenses, which include reasonable travel expenses to attend board or committee meetings, reasonable outside seminar expenses, and other special board-related expenses.

In light of the Company’s efforts to reduce compensation costs, the directors elected to forego all compensation for August and December of 2009, reduced overall board fees starting in September 2009, from $3,500 per month to $3,000 per month for regular board membership and temporarily discontinued all fees associated with committee membership. The board will revisit board compensation in 2010, and determine if and when it is appropriate to reinstitute the historical board compensation structure or make additional modifications.

Stock Options and Performance Units

Directors may be granted equity awards upon their appointment to the board of directors. Periodically, the Company reevaluates board compensation, including the grant of new stock options and performance units. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by the board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Options granted under the 2000 Plan typically vest over a three-year period in equal installments on the grant date anniversary. They are granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. With the adoption of the 2007 Plan, the 2000 Plan was made inactive and no additional equity may be granted under the 2000 plan.

Options and performance units granted under the 2007 Plan typically vest over a three-year period in equal installments on the grant date anniversary, and are granted with a ten-year term. Options have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. Performance unit grants will result in the grant of Company common stock upon vesting and achieving specified performance criteria.

On February 27, 2008, the Company granted 6,600 performance units to, Ms. Schwakopf and Mr. Whang. Each director’s performance units will vest equally over three years, and be subject to achieving at least 75% attendance of all board of director and committee meetings required, as well as completion of their respective training schedules each year.

On February 27, 2008, the Company granted 6,000 performance units to each of Mr. Ki Suh Park, Mr. John H. Park and Mr. Paik. None of the directors held any unvested equity, and had not received a grant of equity in more than five years. Each director’s performance units will vest equally over three years, and be subject to achieving at least 75% attendance of all board of director and committee meetings required, as well as completion of their respective training schedules each year.

2009 DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation of our non-employee directors during 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($))(5)(6)(7)	Total ($)
Howard N. Gould	46,000	0	0	0	10,000	56,000

Chong-Moon Lee	36,664	0	0	0	11,914	48,578
Chairman for portion of year

Jesun Paik	48,830	0	0	0	10,000	58,830

John H. Park	43,000	0	0	0	13,122	56,122

Ki Suh Park	49,830	0	0	0	10,000	59,830
Chairman for portion of year

Terry Schwakopf	46,334	0	0	0	10,000	56,334

James P. Staes	47,164	0	0	0	10,000	57,164

Scott Yoon-suk Whang	45,500	0	0	0	10,000	55,500

(1)	Amounts shown include payment of annual board membership retainer fees for the Company and Bank board meetings, committee membership fees, and chairmanship annual retainers.
(2)	No stock awards were granted in 2009. Pursuant to new SEC regulations regarding the valuation of equity awards, the “stock awards” column represents the applicable full grant date fair values of stock awards in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for information regarding assumptions underlying valuation of equity awards. On February 27, 2009, the following directors received stock in exchange for vested performance units: Mr. Paik 2,000, Mr. John H. Park 2,000, Mr. Ki Suh Park 2,000, Ms. Schwakopf 2,200, and Mr. Whang 2,200.
(3)	No option awards were granted in 2009. Pursuant to new SEC regulations regarding the valuation of equity awards, the “option awards” column represents the applicable full grant date fair values of the stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for information regarding assumptions underlying valuation of equity awards. As of December 31, 2009, each director had the following number of options outstanding: Mr. Gould 140,000, Mr. Lee 0, Mr. Paik 100,000, Mr. John H. Park 0, Mr. Ki Suh Park 0, Ms. Schwakopf 0, Mr. Staes 60,000, and Mr. Whang 0. The market price of the Company’s common stock options at December 31, 2009 was $11.34, which is less than the exercise price for vested but unexercised options held by Mr. Gould and Mr. Staes.
(4)	Currently, the Company does not offer pension benefits for its directors. Therefore, this column generally reflects only the above-market earnings on director compensation deferral plans in which the director participates. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the interest rate paid by the Bank (the Prime Rate plus 0.25%, compounded quarterly) credited by the company on compensation deferred by the director under the deferred compensation plan. However, this year there were no above-market earnings on director compensation deferral plans in which a director participates. Mr. John H. Park is the only director entitled to participate in the Bank’s deferred compensation plan.

(5)	Amounts include $10,000 paid to Mr. Gould, Mr. Paik, Mr. Ki Suh Park, Ms. Schwakopf, Mr. Staes and Mr. Whang, for payments received in lieu of life insurance coverage, payments for health insurance coverage, and deferred compensation.
(6)	Amount includes $1,208 of imputed value of split dollar life insurance agreement for Mr. John H. Park, who is the only director, entitled to receive life insurance coverage.
(7)	Mr. Lee and Mr. John H. Park are the only current directors entitled to receive health insurance (medical/dental) coverage. Amounts include payments received for health insurance premiums:
•	$11,914 for Mr. Lee
•	$11,914 for Mr. John H. Park

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The success of our Company has substantially depended, and will continue to depend, on whether we can continue to attract and retain talented employees, including the individuals named in the Summary Compensation Table below (the “NEOs”) whose compensation is the subject of this Compensation Discussion and Analysis. Overall, we look at our executive compensation as a means to attract and retain key executive personnel and as a mechanism for rewarding exceptional job performance.

The Human Resources and Compensation Committee

The Human Resources and Compensation Committee (the “HRC Committee”) of the board of directors has strategic and oversight responsibility for the overall compensation and benefits programs of the Company. Such responsibilities include establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company, including an assessment of the risk profile of each compensation policy and practice. The HRC Committee is responsible for assessing and approving the total compensation paid to the Chief Executive Officer (“CEO”) and all Executive Vice Presidents. The Committee also reviews the CEO’s compensation recommendations for the Senior Vice Presidents (SVPs) and above. The HRC Committee is responsible for determining whether the compensation paid to each of the SVPs and above is fair, reasonable and competitive, and whether it serves the interest of the Company’s stockholders. The HRC Committee is comprised of four independent directors who satisfy the NASDAQ listing requirements and relevant Internal Revenue Service and SEC regulations on independence. The HRC Committee’s Chair regularly reports to the board of directors on HRC Committee actions and recommendations. The HRC Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed. To evaluate and administer the compensation practices of the CEO and other NEOs, the HRC Committee meets a minimum of four times a year. The HRC Committee also holds special meetings and meets telephonically to discuss extraordinary items, such as the hiring or dismissal of SVPs and above. For fiscal year 2009, the HRC Committee met a total of seven times (includes regularly scheduled HRC Committee meetings, special meetings and telephonic meetings).

Compensation Philosophy and Objectives

The HRC Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of the Company’s stockholders. The HRC Committee believes that a properly structured compensation program will focus on performance to reinforce and support development of a strong performance-oriented culture to achieve specific short and long-term strategic objectives while taking under consideration potential risk implications. Although the HRC Committee believes that a significant percentage of executive pay should be based on the principles of pay for performance, it also recognizes that the Company must have the ability to attract and retain highly talented executives with competitive base pay. A very important objective of the HRC Committee is to ensure the compensation programs of the SVPs and above are competitive as compared to similar positions within comparable companies. For this reason, the HRC Committee considers pay practices of the companies it competes with in the market for executive talent.

The Company’s executive compensation programs are designed to provide:

•	levels of base compensation that are competitive with comparable companies;

•

annual incentive compensation that varies in a manner consistent with the financial results of the Company, the achievement of Company’s yearly strategic goals, and the achievement of individual performance objectives; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering the Company’s executive compensation programs, the HRC Committee attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. The HRC Committee periodically considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels. With respect to performance-based pay, the HRC Committee believes that executive compensation should be closely tied to financial and operational performance of the Company, to the individual performance, responsibility level of the NEOs, as well as enterprise risk management. The HRC Committee also believes there should be an equity-based component because it best aligns the SVP’s and above interests with those of the Company’s stockholders. For purposes of retention, the HRC Committee believes that the equity-based compensation should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Compensation decisions are made with consideration of the HRC Committee’s additional guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance which will ultimately benefit the Company’s stockholders.

Effect of the Emergency Economic Stabilization Act of 2008 and America Reinvestment and Recovery Act of 2009

On October 14, 2008, the U.S. Department of Treasury announced a program under the Emergency Economic Stabilization Act of 2008 (“EESA”). Pursuant to this program, Treasury would make preferred stock investments in participating financial institutions (the “Capital Purchase Program” or “CPP”).

In November 2008, the Company entered into a Security Purchase Agreement (the “Agreement”) with the United States Department of Treasury as part of the CPP under the Treasury’s Troubled Asset Relief Program under the EESA. On February 17, 2009, President Obama signed into law the America Reinvestment and Recovery Act of 2009 (“ARRA”) which amended EESA. ARRA continued all the same compensation and governance restrictions in EESA and added substantially to the restrictions in several areas. On June 10, 2009, the Treasury Department issued the Interim Final Rule – TARP Standards for Compensation and Corporate Governance at 31 CFR Part 30 (“Interim Rule”), effective June 15, 2009, which provided detailed guidance to ARRA.

We have fully complied with the requirements of EESA, ARRA, and the Interim Rule, known collectively as the TARP Rules in this Proxy. Those requirements are:

•

Prohibition on Certain Types of Compensation. The TARP Rules prohibits us from providing incentive compensation arrangements that encourage our Senior Executive Officers (“SEOs”) to take unnecessary and excessive risks that threaten the value of the financial institution. It also prohibits us from implementing any compensation plan that would encourage manipulation of the reported earnings in order to enhance the compensation of any of its employees.

•

Risk Review. The TARP Rules requires the Committee to meet with our senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to us posed by such plans. The review is intended to better inform the Committee of the risks posed by the plans and the ways to limit such risks. The Committee has performed this review, and its conclusions are included in its report which appears at the end of this CD&A.

•

Bonus Prohibition. The TARP Rules prohibits the payment of any “bonus, retention award, or incentive compensation” to our top five most highly compensated employees (“HCEs”). The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009 and limited amounts of “long-term restricted stock,” as discussed below. We have performed an extensive review of our compensation arrangements and have complied with all requirements of ARRA for 2009.

•

Limited Amount of Long Term Restricted Stock Excluded from Bonus Prohibition. The TARP Rules permits us to pay a limited amount of “long-term” restricted stock. The amount is limited to one-third of the total annual compensation of the employee. ARRA requires such stock to have a minimum 2-year vesting requirement and be subject to transfer restrictions that lapse in 25% increments as the TARP obligation is repaid.

•

Golden Parachutes. The TARP Rules prohibits any severance payment to a SEO or any of the next five most HCEs upon termination of employment for any reason. ARRA provides an exception for amounts that were earned or accrued prior to termination, such as normal retirement benefits.

•

Clawback. The TARP Rules requires us to recover any bonus or other incentive payment paid to SEOs and the next 20 most HCEs on the basis of materially inaccurate financial or other performance criteria.

•

Limit on Tax Deduction. We contractually agreed to abide by a provision of the TARP Rules which limits our tax deduction for compensation paid to any SEO to $500,000 annually. This provision amended the Internal Revenue Code by adding a new Section 162(m)(5), which imposes a $500,000 deduction limit.

•

Stockholder “Say-on-Pay” Vote Required. The TARP Rules requires us to include a non-binding stockholder vote to approve the compensation of executives as disclosed in this Proxy Statement. We have included such a say-on-pay proposal as Proposal 3 in this Proxy Statement.

•

Policy on Luxury Expenditures. The TARP Rules requires us to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. This policy is available on the Bank’s website.

•

Reporting and Certification. The TARP Rules requires our CEO and CFO to provide a written certification of compliance with the executive compensation restrictions in our annual report. ARRA also requires certain disclosures and certifications by the Committee, which it makes in its report which is provided at the end of this CD&A.

In order to ensure compliance with the TARP Rules, the HRC Committee has created the Capital Purchase Program Executive Compensation Policy and Procedures, which it updates and approves periodically as needed.

Methodologies for Establishing the Compensation Mix

Total direct compensation primarily includes base salary, annual cash incentive bonuses, and long-term incentive awards, as discussed below. To determine the appropriate mix among these three compensation elements, the HRC Committee evaluates pay practices of comparable companies. The HRC Committee reviews compensation data obtained from a select group of comparable community banking institutions as identified by the Company (the “2009 Peer Group”). In selecting the companies included in the 2009 Peer Group, the Company conducted an analysis of public bank holding companies located in the Western region of the United States, with assets in a range of $2.5 billion to $10 billion as of December 31, 2009. The banks were ranked on seven criteria, with the following weighting: a) 20% to liquidity, b) 20% to return on assets, c) 20% to return on equity, d) 10% on leverage ratios, e) 10% on risk based capital, f) 10% on non-performing loans to total loans, and g) reserve level to non performing loans. Based on this ranking, the Company identified the top 50% performing banks. The Company then reviewed the compensation practices the top 50% of performing banks to identify market competitive compensation levels and the appropriate allocations among the three compensation elements. The 2009 Peer Group consists of the following: Center Financial Corporation, Columbia Banking System, Inc., CVB Financial Corp., First Interstate BancSystem, Inc., Westamerica Bancorporation, West Coast Bancorp and Wilshire Bancorp, Inc.

The following describes in detail the objectives and policies underlying the various elements of the compensation mix and the methodologies for establishing each element, with respect to the NEOs:

Salary

It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable companies based on each employee’s experience, performance, and geographic location. Generally, the Company has chosen to position total cash compensation (which includes base salary and year-end non-equity incentive compensation, to the extent applicable) above the market median in order to remain competitive in attracting and retaining well qualified executives.

Each fiscal year, the HRC Committee determines the target total annual cash compensation (salary and non-equity incentive compensation) for all NEOs. The HRC Committee considers a wide-variety of factors in determining pay levels. These include a combination of the individual executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, internal relationships or comparisons, and the current compensation package in place for that executive, including the executive’s current annual base salary and potential bonus incentive awards under the Company’s performance incentive plan.

The HRC Committee generally evaluates executive salaries annually. Because of the financial crisis currently affecting the United States and the impact on the Company’s performance, our CEO recommended and the HRC Committee concurred, that NEOs salaries not be increased for 2009. The salaries shown on the Summary Compensation Chart above reflect the actual salary paid through bi-weekly payroll.

Annual Cash Incentive Bonus

Annual cash incentive bonuses are paid under the Company’s Performance Incentive Plan (“PIP”). The PIP was developed to recognize and reward executive officers, including NEOs but excluding the CEO, who contribute meaningfully to an increase in stockholder value, profitability, customer satisfaction and meeting strategic goals. The plan defines corporate and individual goals, and establishes incentive award ranges for each level of management, while measuring performance against the agreed upon goals in determining the incentive award. The PIP is administered by the CEO for the NEOs, excluding the CEO. The performance incentive for the CEO is administered by the HRC Committee. Due to the restrictions imposed on executive compensation under ARRA, the Company was prohibited from payment annual cash incentive bonuses to Min Kim, Alvin Kang and Kyu Kim. Bonita Lee and Mark Lee were hired by the Company in 2009, thus they were not among the 5 highest paid employees in fiscal year 2008, and are not subject to the bonus restrictions under ARRA.

To extent permitted under ARRA, the Company intends to continue its strategy of compensating the NEOs through programs that emphasize performance-based incentive compensation, with the incentive criteria tied mainly to company performance and to a lesser extent to individual strategic criteria. However due the restrictions imposed by ARRA and the general economic environment and the Company’s performance, no monies were accrued and no performance bonuses were paid out in 2009 to any Company employee.

Prior to 2009, performance-based incentive compensation included in each year’s performance incentive plan was calculated based on the Company’s profitability and an estimate for achievement of individual performance goals, during the fiscal year. The determination of how incentive payments are allocated and paid to each NEO is recommended by the CEO with the approval by the HRC Committee. After the completion of each NEO’s annual performance incentive plan evaluation, the CEO makes a recommendation to the HRC Committee as to the appropriate incentive payment allocation for each person. The allocation of each year’s performance incentive plan accrual, to be paid in the following year, will be determined based on relative performance and contribution to the financial results of the Company by each NEO and achievement of individual performance under each NEO’s performance incentive plan.

Bonita Lee was paid a $45,000 signing bonus, upon her return to the Company as Chief Operating Officer on March 16, 2009. The signing bonus was equivalent to the bonus she would have been paid for her work as Chief Credit Officer in 2008 if she had not left the Company. The Company determined that the signing bonus was a needed investment to convince Ms. Lee to return to the Company as a COO.

Long-Term Incentive (Equity) Awards

Long-term incentive equity awards are the third component of the Company’s total compensation package to retain and motivate proven executives. The HRC Committee believes that equity-based compensation, including stock options and performance units, ensures that the Company’s officers have a continuing stake in the long-term success of the Company without taking inappropriate or unnecessary risks. During the Company’s history, long-term incentive equity awards have been granted every few years to aid in retention and increase officers’ ongoing commitment to the Company. The Company will continue to periodically review best practices and re-evaluate whether more frequent grants would be consistent with other similarly situated banking companies and in keeping with the compensation philosophy of the Company and with the stockholders’ interests. However, the Company was prohibited from issuing stock options and restricted stock in 2009 to Min Kim, Alvin Kang and Kyu Kim due to the executive compensation restrictions imposed by ARRA. As discussed above, Bonita Lee and Mark Lee were not subject to the bonus restrictions under ARRA in 2009.

In 2009, the Company issued: 1) stock options to Ms. Bonita Lee, upon her re-employment as Chief Operating Officer, 2) performance units to Mr. Lee upon commencement of employment as Chief Credit Officer, and 3) performance units to Ms. Min Kim, upon the amendment and extension of her employment contract.

Ms. Lee received 40,000 stock options, priced at an $8.64 grant price, vesting equally over five years upon her starting as COO. The HRC Committee decided to offer Ms. Lee the number and pricing of stock options that Ms. Lee forfeited when she left the Company during 2008. The Company would likely have granted approximately 40,000 stock options or 13,333 performance units (assuming a three to one ratio for stock options to performance units) to a new EVP and COO starting with the Company. To promote fairness to the Company and Ms. Lee, it was determined that her stock options should be priced at $8.64, rather than $2.81, the price of Company stock on March 16, 2009, Ms. Lee’s first day as COO. Though Ms. Lee was granted the same number of stock options at the same grant price that she forfeited, she was not put in the same position as when she left the Company, because she must wait five years for the options to fully vest (which may be subject to further TARP restrictions), whereas the options forfeited were fully vested.

Ms. Min Kim was granted 18,500 performance units upon the extension and amendment of her employment agreement. Each performance unit represents the right to receive one share of company stock, payable on the vesting date. These performance units were structured to qualify as “long-term restricted stock,” an exception to the ARRA prohibition on bonus payments. The performance units are scheduled to vest over three years, starting with two-thirds after the second year after the date of grant and the remaining 1/3 the third year after the date of the grant. The Board granted Ms. Kim 18,500 performance units, as opposed to the 90,000 stock options she was granted in 2006, to comply with executive compensation restrictions under ARRA. Under ARRA, a long-term restricted stock grant may not exceed one-third of the covered executive’s annual compensation. In addition, to comply with ARRA, the long-term restricted stock is subject to transfer restrictions that lapse as the TARP obligation is repaid. For every 25% of the TARP obligation that is repaid by the Company, 25% of the long-term restricted stock becomes transferable.

Mr. Lee received 10,000 performance units, vesting equally over five years, upon commencement of employment as CCO. Since Mr. Lee is not subject o the incentive compensation prohibition, it was not necessary to structure the award to qualify as “long-term restricted.” The HRC Committee decided that this was an appropriate grant given Mr. Lee’s background, his position as an EVP and the critical nature of the CCO position.

Stock ownership guidelines for the NEOs have not been implemented by the HRC Committee. The HRC Committee, however, will continue to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with the compensation philosophy of the Company and with the stockholders’ interests.

Long Term Incentive (Cash) Plan

On February 27, 2008, the Company approved a Long Term Incentive Plan (“LTIP”) for the NEOs, to be effective January 1, 2008. Currently there are three NEOs in the LTIP. The purpose of the LTIPs is to provide a benefit to the NEOs, as they are a select group of management who contribute materially to the continued growth, development and future business success of the Bank. The Plans are meant to encourage and give incentive to the Executives to remain at the Bank for the long term and to provide a vehicle for the NEOs to build a retirement fund beyond the Company’s 401K plan. The stability of our executive management team is seen as a key component to the Company’s future success and growth.

The Company entered into a LTIP agreement with the COO on February 12, 2009 effective on her hire date of March 16, 2009, to be effective when the Company is no longer in the CPP covered period, as discussed above. Terms of her agreement are similar to the CEOs agreement.

The LTIP requires the accomplishment of certain performance criteria, by each NEO, each year in order for full crediting of their potential yearly contribution, as described above. The performance criterion is determined in advance by the board of directors each year. For 2008, the performance criterion was that the Company must meet at least 80% of its return on assets and return on equity targets to be eligible for any contribution to the individual NEO’s LTIP account. The Company did not meet this goal in 2008, and thus no monies were placed into the individual NEO’s LTIP accounts. Due to the executive compensation restrictions imposed by ARRA, the Company chose not to declare new performance criteria for the LTIP in 2009.

The COO and ERM have a five-year cliff vesting of up to 50% of their total potential contribution amounts plus accrued interest in their deferred compensation accounts, with an additional 10% vesting of the total potential contributions plus accrued interest in each of years six through ten. Since the current CEO’s contribution period is shorter, his Plan is governed by a shorter vesting cycle. The current CEO will have three year cliff vesting of up to 50% of the total potential contributions into the deferred compensation account plus accrued interest, with an additional 25% of the total potential contributions plus accrued interest in years four and five.

The LTIP allows for vesting of the contribution portion already placed in an Executive’s deferred compensation account, whether vested or not, upon the occurrence of a double trigger, that is both a change in control and a separation from service for good cause within twelve months.

Deferred Compensation Plans

In 1996, the Bank established a deferred compensation plan that permitted eligible officers and directors to defer a portion of their compensation in order to retain qualified executives and directors. In July 1996, Ms. Min J. Kim and Mr. John H. Park entered into deferred compensation agreements with the Bank. Currently, Ms. Kim was the only NEO and Mr. Park is the only director who has a right to participate in the Bank’s deferred compensation plan. The deferred compensation plan has not been open to officers and directors of the Company since 1996. Mr. Park withdrew $230,000 of his deferred compensation in 2009.

Under the deferred compensation agreement, the total account balance will be paid out upon the earliest of the following events: departure from Company, death, disability, a change in control event, or normal retirement date (defined as 60 years of age). A change in control means the transfer of 51% or more of the Company’s outstanding voting common stock.

As a result of Ms. Kim’s resignation on January 29, 2010, Ms. Kim was paid $139,433.89, net of withholding taxes.

Perquisites

The Company believes it is important to give reasonable perquisites to its NEOs which assist them in performing their responsibilities within the Company. Please see the footnotes to the Summary Compensation Table for details.

Though base salaries remained unchanged in 2009, a number of perquisites were reduced or eliminated, until Company profitability improves. The Company discontinued 401K matching as of September 1, 2009 for all Company employees. In addition, the car allowance paid to all employees with a Vice President title and above were reduced as of June 29, 2009, with the payments to the CEO reduced 80%, to EVPs reduced 60%, to SVPs reduced 40%, to FVPs reduced 30% and to VPs reduced 20%.

The Company took these steps to reduce non-interest expense, while limiting the effect to the rank and file employees.

Broad-Based Employee Benefit Programs

The NEOs are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation, the Employee Stock Ownership Plan, and the Company contributions to the 401(k) Plan, if any.

Employment Agreements

Ms. Min J. Kim’s employment agreement, effective November 27, 2006 – November 26, 2009, had a three year initial term, and provided for a yearly base salary of $350,000 adjusted at the discretion of the HRC Committee on April 1, 2008, with a target bonus of between 50% to 125% of annual base salary. Her cash bonus was dependent on goal attainment, as set by the Board, with a 75% bonus if she achieved 100% goal attainment. Given the restrictions imposed by ARRA, in that no bonus could be paid in 2009, performance goals were not set for the CEO in 2009, and instead she was to focus on meeting the strategic goals of the Company. In addition, Ms. Kim was entitled, under her employment contract, to an automobile allowance of $1,200 a month (which was voluntarily reduced as part of Company cost cutting), reimbursement for membership in a business club, which she did not take in 2009. Her agreement also provided for a severance payment as noted above (which would not be allowed under ARRA). Pursuant to her 2006 employment agreement, Ms. Kim was granted the option to purchase 90,000 shares of the Company’s common stock. This stock option award is subject to the terms and conditions set forth in the 2000 Plan. The options were to vest in equal amounts over three years, starting one year after the date of the grant.

Ms. Min J. Kim 2006 employment agreement was amended, effective November 27, 2009 (“2009 Agreement”) to include an additional three-year term with a base salary of $350,000. Ms. Kim’s 2009 Agreement did not allow for the payment of a bonus, severance or a change in control payment. Pursuant to her 2009 Agreement, Ms. Kim was granted 18,500 shares of performance units of the Company’s common stock, structured to comply with the long-term restricted stock exception under ARRA. The terms of these performance units were subject to the terms and conditions set forth in the 2007 Plan. The performance units are scheduled to vest over three years, starting with two-thirds after the second year after the date of grant and the remaining 1/3 the third year after the date of the grant.

Ms. Kim resigned from her position as President, CEO and Director, effective January 29, 2010. No severance was paid.

Except as described above, neither the Company nor Nara Bank has entered into any employment agreements with any of their respective NEOs.

Tax Deductibility of Executive Officer Compensation

Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. The Company plans to comply with the deduction requirements of Section 162(m).

The ARRA reduces the deduction allowable under Section 162(m) to $500,000 for its SEOs as defined in Title VII Section  111(a)(1). The Company has put in place a mechanism to monitor the tax reporting to meet the requirements.

Compensation Committee Interlocks and Insider Participation

The members of our Human Resources and Compensation Committee are Messrs. Whang, Gould, Lee and J. Park. None of the members of the Compensation Committee has ever been an officer or employee of Company or any of its subsidiaries.

Human Resources and Compensation Committee Report

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The members of the Human Resources and Compensation Committee consist of directors Scott Yoon-suk Whang (Chair), Howard N. Gould, Chong-Moon Lee, and John Park. All of the members of the HRC Committee are “independent” as defined by our policy and the listing standards for the NASDAQ Stock Market. Seven meetings of the HRC Committee were held during 2009. The purpose of the HRC Committee is to assist the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and officers; and unless awarded by the full board, to make awards under the incentive-compensation plans and equity based-plans. The HRC Committee has a charter, a copy of which can be found on our website at www.narabank.com.

The HRC Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement with management and based on its review and discussions, has recommended to the board of directors that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement.

In addition, the HRC Committee certifies that:

(1)	It has reviewed with the senior risk officer the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

This certification above and the narrative below are being provided in accordance with the requirement of the Interim Final Rule of the United States Treasury, TARP Standards for Compensation and Corporate Governance, issued June 15, 2009 (Interim TARP Rules).

The Committee met with Company’s Chief Risk Officer to review the Company’s SEO and Employee Compensation Plans on October 1, 2009 and the Committee continued their discussion on December 2, 2009. The Compensation Committee reviews and approves all SEO plans, award opportunities and performance goals. Further, incentive plans are audited regularly by internal auditors and periodically by the Company’s independent registered public accounting firm.

SEO Compensation Plans

The SEOs for 2009 consisted of the CEO & President Ms. Min Kim, EVP & CFO Mr. Alvin Kang, EVP & Eastern Regional Manager Ms. Kyu Kim, SVP & Controller Ms. Christine Oh, and SVP& IT Manager Ms. Shuman Mona Chui. As described above, all of the SEO Compensation Plans are currently operating or suspended within the constraints of the TARP limits.

At the time of the review, the SEO Compensation Plans consisted of the CEO Employment Agreement (for Ms. Min Kim only), Deferred Compensation Agreement (for Ms. Min Kim only), Bank Owned Life Insurance (for Ms. Min Kim and Ms. Kyu Kim only) Change of Control Agreements (for Ms. Min Kim and Mr. Kang only; this Agreement was suspended under the TARP Rules), Long Term Incentive Plan (for Ms. Min Kim, Mr. Kang, and Ms. Kyu Kim only), Performance Incentive Plan, Stock Options and Performance Unit Grants (subject to TARP Restrictions).

The Committee determined that all of the SEO Compensation Plans did not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company. Upon complete review of each compensation Plan, the Committee determined that each Plan risk level ranged from minimal to zero risk. For any plan that might have minimal risk, the Committee determined the inherent controls and implementation of the plan ensured appropriate mitigation of the risks.

The Company granted performance units to Ms. Min Kim, Mr. Alvin Kang and Ms. Kyu Kim on November 30, 2007, with a three year cliff vesting. Ms. Oh and Ms. Chui were granted restricted units along with some of the mid-level to senior level employees (which are more fully discussed below under Employee Compensation Plans). For recent performance unit grants, the Committee found that the SEOs must achieve a satisfactory performance evaluation as a vesting requirement which reduced the risk to the Company. Furthermore, the grants were an extremely small portion of the Company’s 2009 total salary and benefit expense and a small percentage of the SEOs base salary and other incentive compensation. Equity awards are a critical part of the Company’s compensation philosophy as they encourage the alignment of senior management’s goals with those of stockholders, with the ultimate goal of increasing overall stockholder value. The risk to the Company is further reduced as the long-term performance unit awards are payable in recognition of achievement of the Company’s goals over a period of three years.

For the Long Term Incentive Plans (“LTIP”), payout for 2008 was tied to the attainment of financial and strategic goals. Compensation is only paid upon realized Bank revenue and the payouts represented an extremely small portion of the Bank’s total compensation expense and the employee’s total base salary. The financial goals required the Bank to meet at least 80% of the Bank’s budgeted return on equity and return on assets. The Company did not meet the financial goals and therefore no deferral payout was made to any SEO. For 2009, due to the uncertainty of the impending Interim Rule, the Committee did not draft performance criterion for 2009 and therefore no deferral payout was made for the 2009 year. Performance criterion for 2010 has not yet been determined.

The SEOs also participate in the Performance Incentive Plan (“PIP”) as more fully described above. Annual cash incentives under the PIP are payable only when specific predetermined performance goals (made up of financial and strategic goals) are met. However, due to the lack of profitability in the 2009 year, the Company suspended the PIP for 2009. Furthermore, the top 5 most HCEs are subject to the no bonus payment restriction during the TARP period.

Employee Compensation Plans

The Committee also reviewed each of the Employee Compensation Plans, but concentrated on the incentive-based compensation plans for TARP related risk discussion. The Employee Incentive Based Compensation Plans (“Plans”) consist of commissions paid to Business Development Officers according to standards set by the Company, PIP performance based bonuses, grant of performance units, and the SBA Loan Referral Program.

Based upon its review of the Plans, the Committee believes that the features of these incentive compensation plans, along and/or combined with the systems of controls in place, do not encourage unnecessary or excessive risk or such risk has been severely limited and do not encourage the manipulation of reported earnings to enhance the compensation of any employee.

The only plan that posed some minimal risk was commission payments to Business Development Officers because their commissions were based on production volume (0.20% of the Bank’s net loan amount up to $2,000 per loan) and constituted a higher portion of the Officer’s total compensation expense than the other plans. However, controls were placed to limit the loan risk including a clawback of 100% of the commission refunded if the loan is in default or in liquidation within 9 months (the Committee determined on March 24, 2010 to increase it from 6 months to mitigate risk even further) from the date of the final disbursement. In addition, refunds can be deducted from future earnings and 25% of the quarterly commission is reserved to offset any shortage resulting from loan defaults discovered during any quarterly and annual review.

Moreover, for the SBA Loan Referral Program, BDO commissions, and the PIP, the Committee determined the loan default risks to the Company were further minimized by the Company and Bank’s stringent loan risk prevention measures, which include loan policy and lending policies and procedures, various loan committees, and the loan review and risk monitoring system. In addition, due to TARP Rules, the top 5 HCEs and SEOs are restricted from participating in any loan, deposit or other type of referral incentive program.

The Company’s last equity award grant to employees was made in August 2006 and November 2007, where the Company granted restricted units with a three year cliff vesting to mid-level to senior level employees as a retention tool and performance units with three year cliff vesting were granted to the executives, respectively. The unnecessary risk to the Company was limited as an extremely small portion of the Company’s total compensation expense and small percentage of the SEOs base salary and other incentive compensation. The risk to the Company is further reduced as the long-term performance unit awards are payable in recognition of achievement of the Company’s goals over a period of time longer than one year, a three year period.

Respectfully submitted by the members of the HRC Committee of the board of directors:

SCOTT YOON-SUK WHANG (Chair)

HOWARD N. GOULD

CHONG-MOON LEE

JOHN PARK

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes information concerning the compensation paid to or earned by our NEOs listed in the table for the three year period ending December 31, 2009, December 31, 2008, and December 31, 2007.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Min J. Kim	2009	350,000	0		184,630	0	0		0	21,121	555,751
President & Chief Executive Officer	2008	343,269	0		0	0	52,500		1,225	26,600	423,594
	2007	319,040	0		40,020	0	207,188		4,851	30,852	601,951

Alvin D. Kang	2009	250,000	0		0	0	0		0	18,445	268,445
Executive Vice President & Chief Financial Officer	2008 2007	244,616 221,154	0 0		0 40,020	0 0	45,000 146,625	(8)	0 0	23,437 23,338	313,053 431,137

Bonita I. Lee	2009	172,500	45,300	(3)	0	17,416	0		0	8,243	243,459
Executive Vice President & Chief Operating Officer	2008 2007	149,692 166,289	0 7,542	(2)	0 40,020	0 0	0 130,000		0 0	23,000 20,164	172,692 364,015

Mark Lee	2009	123,846	300	(3)	37,100	0	0		0	4,724	165,970
Executive Vice President & Chief Credit Officer

Kyu S. Kim	2009	160,000	0		0	0	0		0	19,647	179,647
Executive Vice President & Eastern Regional Manager	2008 2007	152,041 124,165	0 5,435	(2)	0 26,680	0 0	50,000 100,000		0 0	24,250 20,193	226,291 276,473

(1)	Amounts include amounts deferred under our 401(k) Plan. The Company customarily makes a matching contribution equal to 100% of the first 3% of an employee’s bi-weekly paycheck amount and 50% of the next 2% of an employee’s bi-weekly paycheck amount which has been suspended due to lack of profitability, as of September 1, 2009.
(2)	These bonuses are calculated as a percentage of base salary and are determined by the board. After 2007, no NEOs participated in the payment of these bonuses.
(3)	Mr. Mark Lee and Ms. Bonita Lee were not subject to the TARP restrictions for bonuses and each received a $300 year-end bonus. Ms. Bonita Lee also received a signing bonus of $45,000 upon her first day of employment on March 16, 2009.
(4)	Pursuant to new SEC regulations regarding the valuation of equity awards, amounts in “stock awards” and “option awards” columns represent the applicable full grant date fair values of stock awards and stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding fiscal year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for information regarding assumptions underlying valuation of equity awards.
(5)	Amounts shown are for services rendered during the year indicated, but were typically paid in the subsequent year. The amounts shown represent performance-based bonuses as described in the CD&A.

(6)	This column reflects only the above-market earnings on the employee salary deferral plans in which the NEO participate. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the interest paid by the Bank (Prime Rate +0.25%), compounded quarterly, credited by the Bank on salary deferred by the NEO under the deferred compensation plan, as described in the CD&A. Ms. Min J. Kim is the only NEO who participated in the Company’s deferred compensation plan.
(7)	All Other Compensation (total shown above) for 2009. Ms. Min Kim, Mr. Kang, Ms. Lee and Mr. Lee participate in the Company cell phone plan in lieu of receipt of a cell phone allowance.

Name	Auto Allowance & Parking ($)	401(k) Match ($)	Cell Allowance ($)	Split Dollar ($)	Medical In Lieu Payment ($)	BOLI ($)	Total ($)
Min J. Kim	10,975	9,800	346	0	0	0	21,121
Alvin Kang	9,979	6,516	0	0	1,950	0	18,445
Bonita Lee	6,794	1,449	0	0	0	0	8,243
Mark Lee	4,724	0	0	0	0	0	4,724
Kyu Kim	13,219	4,203	1,500	354	0	371	19,647

(8)	Although not required to do so, Mr. Kang voluntarily reduced his bonus by 15% to be consistent with lower bonuses paid to other employees during 2007. Mr. Kang has given up all rights to the additional $25,875.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information about the options or performance units granted during the fiscal year ended December 31, 2009 to each of our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]	Estimated Future Payouts Under Equity Incentive Plan Awards	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Min J. Kim	11/27/2009	18,500	0	—	184,630
President & Chief Executive Officer

Bonita Lee	03/16/2009	0	40,000	8.64	17,600
Executive Vice President & Chief Operating Officer

Mark Lee	05/01/2009	10,000	0	—	37,100
Executive Vice President & Chief Credit Officer

1	To receive performance units, the NEO must receive satisfactory annual performance reviews.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table includes information about the value of all unexercised options previously awarded to the NEOs at December 31, 2009. The number of options held at December 31, 2009 includes options granted under the 2000 Plan and 2007 Plan.

	Option Awards(1)(2)					Stock Award(5)(6)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)		Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Name	Exercisable	Unexercisable
Min J. Kim	120,000	0	8.64	(3)	05/28/13	3,000	34,020	(5)(6)(7)
President and Chief Executive Officer	90,000	0	19.95	(4)	11/27/16	18,500	209,790	(7)(8)

Alvin D. Kang	64,000	16,000	15.54	(3)	07/29/15	3,000	34,020	(5)(6)(7)
Executive Vice President and Chief Financial Officer

Kyu S. Kim	24,000	0	5.75	(3)	05/29/12	2,000	22,680	(5)(6)(7)
Executive Vice President and Eastern Regional Manager

Bonita Lee	0	40,000	8.64	(3)(10)	03/16/19	0	0
Executive Vice President and Chief Operating Officer

Mark Lee	0	0	0		—	10,000	113,400	(7)(9)
Executive Vice President and Chief Credit Officer

(1)	Terms of outstanding stock options are for a period of ten years from the date the option is granted. Options may be exercised during a period not to exceed three months following the termination of an optionee’s continuous service to the Company for any reason other than disability or death. If an optionee becomes disabled or dies during his service to the Company, said optionee shall have a period not to exceed twelve months following the date of termination to exercise their options.
(2)	Under the terms of the 2000 and 2007 Plans, the exercise price per share for an incentive stock option must be at least equal to the fair market value of the common stock at the date of grant. The exercise price may be paid in cash or stock.
(3)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(4)	Options vest in equal annual installments on each anniversary date over a period of three years commencing on the date of the grant.
(5)	Subject to the limitations described in the 2007 Plan, units covered by the performance units shall vest based on a) the passage of time, three year cliff vesting on November 30, 2010, and b) the attainment of a satisfactory performance evaluation each year. Each performance unit represents a contingent right to receive one share of the Company’s common stock.
(6)	The board of directors granted performance units on November 30, 2007.
(7)	The market value of the performance units was calculated by multiplying the closing market price of the Company’s stock at December 31, 2009, $11.34, by the number of performance units.
(8)	The board of directors granted 18,500 performance units of November 27, 2009, vesting two thirds after the first year and one third after the third year.
(9)	The board of directors granted 10,000 performance units on May 1, 2009, vesting equally over five years.
(10)	The board of directors granted 40,000 stock options on March 16, 2009, vesting equally over five years.

The Company has a stock based incentive plan, the 2007 Plan. The 2007 Plan, which was approved by our stockholders on May 31, 2007, provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, performance shares and performance units (sometimes referred to individually or collectively as “awards”) to non-employee directors, officers, employees and consultants of the Company. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NQSOs”).

The 2007 Plan gives the Company flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to the Company’s success, and (iv) align the interests of Plan participants with those of the Company’s stockholders. The exercise price for the shares underlying each award is the fair market value (“FMV”) on the date the award is granted. The exercise price for shares under an ISO may not be less than 100% of fair market value on the date the award is granted under Code Section 422. Similarly, under the terms of the 2007 Plan the exercise price for SARs and NQSOs may not be less than 100% of FMV on the date of grant. Performance units are awarded to a participant at the market price of the Company’s common stock on the date of award (after the lapse of the restriction period and the attainment of the performance criteria). There is no minimum exercise price prescribed for performance shares and restricted stock awarded under the 2007 Plan.

ISOs, SARs and NQSOs have vesting periods of three to five years and have 10-year contractual terms. Restricted stock, performance shares, and performance units will be granted with a restriction period not less than one year from the grant date for performance-based awards and not less than three years from the grant date for time-based vesting of grants. Compensation expense for awards is recorded over the vesting period.

The 2007 Plan reserves 1,300,000 shares for issuance. The total shares reserved for issuance will serve as the underlying value for all equity awards under the 2007 Plan. With the exception of the shares underlying stock options and restricted stock awards, the board of directors may choose to settle the awards by paying the equivalent cash value or by delivering the appropriate number of shares.

The Company authorized 1,300,000 shares under the 2007 Plan, 1,192,300 shares were available for future grants as of December 31, 2009.

Stock option plans adopted in 1989 and 2000, under which options and restricted units were previously granted to employees, officers, and directors of the Company are no longer active and no additional equity may be granted under either plan. Options under the 1989 and 2000 Plan were granted with an exercise price equal to the fair market value on the date of grant with vesting periods from three to five years and have 10-year contractual terms. Restricted units were awarded to a participant at the fair market value of the Company’s common stock on the date of award and all units will vest on the third anniversary of the grant. Compensation expense for the awards is recorded over the vesting period.

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table includes information about deferred compensation during the fiscal year ended December 31, 2009 for Ms. Min J. Kim, who was the only NEO who participated in the Company’s deferred compensation plan. Please see the CD&A for a description of the deferred compensation plan for executives.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Min J. Kim Chief Executive Officer	10,000	0	8,109	0	210,163

(1)	The earnings on the employee deferred salary plans are calculated based on the total amount of interest payments made. No above-market interest was paid in 2009.

PAYMENTS UPON TERMINATION OF EMPLOYMENT

In 2009, Min Kim, Alvin D. Kang, Bonita Lee and Mark Lee each had severance arrangements with the Company that provide for additional compensation upon their termination of employment. With respect to Min Kim, Alvin D. Kang and Bonita Lee, the Company was prohibited from making “golden parachute payments” due the executive compensation restrictions imposed by ARRA, which means that no payments may be made for the departure of Ms. Kim, Mr. Kang, or Ms. Lee for any reason or upon a change in control of the Company (with the exception of payments made upon separation of service due to death or disability). Mark Lee was not subject to this restriction in 2009 because he was not a senior executive officer or one of the next five most highly compensated employees based on 2008 compensation. The tables below set forth payments upon termination of employment that each NEO would be entitled if their employment terminated on December 31, 2009 and if a change in control occurred on December 31, 2009 and such employee were terminated on that same date.

MIN J. KIM, CHIEF EXECUTIVE OFFICER

Compensation and Benefits	Death ($)
Insurance Benefits upon Death(1)	1,383,717

TOTAL	1,383,717

(1)	The Company holds a BOLI policy on Ms. Kim which would pay her beneficiaries $1,383,717 if she is still employed at the Company on the date of her death.

MARK LEE, CHIEF CREDIT OFFICER

Compensation and Benefits	Involuntary or for Good Reason After Change-in-Control ($)
Cash severance pay	200,000
Market value of unvested performance units which would vest(1)	113,400

TOTAL	313,000

(1)	The market value of unvested performance units which would accelerate in vesting under a Change in Control is calculated assuming a market value of $11.34 per share (the closing share price at 12/31/2009).

KYU S. KIM, EASTERN REGIONAL MANAGER

Compensation and Benefits	Death ($)
Insurance Benefits upon Death(1)	430,000

TOTAL	430,000

(1)	The Company holds a BOLI policy on Ms. Kim which would pay her beneficiaries $430,000 if she is still employed at the Company on the date of her death.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approving Related Party Transactions

We conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed by the Nomination and Governance Committee and ultimately reviewed and approved by the Company’s board of directors. As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director’s independence (according to NASDAQ and SEC standards) and for making recommendations to the full board based on its findings. The Nomination and Governance Committee has determined that each of the directors, other than Mr. Kang, is independent in accordance with such standards. The Nomination and Governance Committee charter can be found on our website at www.narabank.com.

Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Directors Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination and Governance Committee. A potential conflict is considered to exist whenever an individual has an outside interest—direct or indirect—which conflicts with the individual’s duty to the Company or adversely affects the individual’s judgment in the discharge of his or her responsibilities at the Company. Prior to consideration of a related party transaction, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board then determines whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties. Once the board determines that the terms and conditions are substantially similar to those offered by unrelated parties, the transaction may be permitted if it is approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining.

All of the transactions reported below were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The employee and director Code of Ethics and Business Conduct can be found on our website at www.narabank.com.

To identify related party transactions, each year we require our directors and NEOs to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. In addition, director independence is discussed on a regular basis at the Nomination and Governance Committee, and the Bank tracks all deposit accounts on a daily basis and loan accounts on a quarterly basis. Directors and NEOs are expected to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

There are no existing or proposed material transactions between the Company or Nara Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

Transactions Considered

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, Nara Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and do not involve more than a normal risk of collectability or present other unfavorable features.

In October 2007, the Bank and the Company retained DLA Piper, LLP (“DLA”) an international law firm with more than 3700 attorneys in 28 countries to represent its interests in two threatened litigations. Prior to discussions on the matter and before the retention of DLA, Mr. Ki Suh Park disclosed his relationship with his daughter-in-law, who is an attorney at DLA, and left the room during the meetings discussing this matter. The board of directors discussed the merits of retaining DLA Piper at length, without Mr. Ki Suh Park participating in the discussion, and it was determined that their extensive experience in the type of litigation in question made them the best firm for the Company to engage. At the time of the engagement, Ki Suh Park’s daughter-in-law was a non-equity partner, focusing on real estate matters in a different office of DLA. During the engagement, in 2008, Mr. Park’s daughter-in-law became an equity partner at DLA. The Company was billed $221,295 in 2008, and $287,142 during 2009. The Company will continue to use the services of DLA in 2010.

BOARD DIVERSITY

The board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nomination and Governance Committee Charter, however, requires the board’s Nomination and Governance Committee to review the qualifications of candidates to the board, of which diversity is one of the criteria. This assessment includes the consideration of personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company; diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry; financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; professional and personal accomplishments, including involvement in civic and charitable activities; educational background; and whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board.

The Nomination and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities, as discussed above that will allow the Committee to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

BOARD LEADERSHIP STRUCTURE

Our board of directors is committed to having a sound governance structure that promotes the best interest of all Nara Bancorp stockholders. Our leadership structure includes the following principles:

•	We believe that yearly elections hold the directors accountable to our stockholders, as the entire board is subject to re-election each year.

•

Our board is predominantly independent. Of our eight director nominees, only one is a Nara Bancorp employee (Alvin D. Kang, the President and CEO). Further, the board has affirmatively determined that seven out of our eight directors are independent under SEC and NASDAQ corporate governance rules, as applicable.

•

We have separated the positions of the Chairman of the Board and Chief Executive Officer which have always been held by separate people. Our Chairman focuses on board oversight responsibilities, strategic planning and mentoring company officers. Our Chairman also periodically represents Nara Bank at public functions and actively engages with employees. Our CEO focuses on the development and execution of Company strategies.

•

An executive committee of the board, made up of the Chairman of the Company, the Chairman of Nara Bank and two other independent board members, meet as necessary to discuss and consider important matters affecting the Company in between regular board meetings. This allows the board and Company added flexibility in dealing with pressing matters which need immediate and decisive attention.

We believe our board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance. The Board recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and the steps management is taking to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

The full Board of Directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer. In this process, risk is assessed throughout the Company by focusing on nine areas of risk including: credit, liquidity, interest rate, market, foreign exchange, operational, compliance/legal, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. The Board provides ongoing oversight of enterprise-wide risks through a semi-annual enterprise risk assessment update.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Risk and Compliance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, and operational risk issues that affect the Company and works closely with the Company’s legal and risk departments. The Audit Committee helps the Board monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. Reports from the Company’s internal audit department are frequently reviewed. The Loan Credit Policy Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities. The Asset Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities. In setting compensation, the Human Resource and Compensation Committee strives to create incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with the requirements of TARP and ARRA. Finally, the Company’s Nomination and Governance Committee approves the code of conduct and business ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies and any potential risk associated with governance and related party matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF NARA BANCORP, INC.

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five and no more than twenty-five, with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, the board of directors has eight members.

The board of directors has unanimously nominated the following eight individuals to serve as the Company’s directors until the next annual meeting of stockholders and until their successors are elected and qualified:

Steven D. Broidy

Louis M. Cosso

Alvin D. Kang

Chong-Moon Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

Scott Yoon-suk Whang

The proxy holders will vote all proxies for the election of the eight nominees listed above unless authority to vote for the election of any of the directors is withheld. The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees will have no effect on the election of directors. If any of the nominees should become unable to act as a director, the proxies voted for them may be voted for a substitute nominee to be designated by the board of directors. Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will become unavailable.

Each of the nominees listed above, except for Mr. Steven D. Broidy, Mr. Louis M. Cosso and Mr. Alvin D. Kang is currently a director of the Company who was previously elected by the stockholders at the 2009 Annual Stockholder’s Meeting. It is the Company’s policy to encourage its directors and the nominees for directors to attend the annual meeting. All of the nominees, except Mr. Ki Suh Park, Mr. Steven D. Broidy and Mr. Louis M. Cosso attended our 2009 annual meeting of stockholders.

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations is consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and Crowe Horwath, the board of directors affirmatively has determined that all of our directors, other than Mr. Kang, are independent directors within the meaning of the applicable NASDAQ listing standards.

The next table provides certain information as of May 5, 2010, with respect to all of our current directors and those persons nominated by the board of directors for election as directors. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. There is no family relationship between any of the directors, nominees or executive officers, except that Messrs. Jesun Paik and Ki Suh Park are brothers-in-law.

Name	Age	Principal Business During the Past Five Years	Year First Appointed to Board
Steven D. Broidy	72

Mr. Broidy is a banker with over 40 years of experience in the California banking industry. His most recent experience was as Founding Chairman (2005-2010) and Interim CEO (May 2008 – January 2010) of the Private Bank of California. He served as a director of Sanwa Bank of California, and then of its successor, United California Bank, from 1996 until 2002. In addition, he served as Vice Chairman and member of the Board of City National Bank and its holding company, City National Corporation, Beverly Hills, California from 1992 to 1995: and as a partner in the Los Angeles based national law firm of Loeb and Loeb from 1988 to 1992. Mr. Broidy also served in various capacities with Union Bank from 1963 until its sale in 1988, most recently as Executive Vice President from 1972 – 1988. Mr. Briody served as Chairman of the Board and Chief Executive Officer of the Weingart Foundation in Los Angeles, from 1999 until December 2003 and continues to serve as a member of this board and Chairman of its Executive and Investment Committees. Mr. Broidy also served as Chairman of the Board of Cedars-Sinai Medical Center from 1998 through 2001 and continues to serve as a member of its Board and Executive Committee.

The Board selected Mr. Broidy as a nominee because the Board believes that Mr. Broidy’s experience as a director at City National, Sanwa Bank, United California and The Private Bank give him extensive experience on regional bank boards and will be of great assistance in implementing the Company’s strategic initiatives. Mr. Broidy is considered a financial expert, and if elected as a director will serve on the Company’s audit committee as a member.

			2010

Name	Age	Principal Business During the Past Five Years	Year First Appointed to Board
Louis M. Cosso	68

Mr. Cosso retired from Wells Fargo Bank in July 2009. His most recent experience was as EVP, Head of Auto Dealer Commercial Services at Wells Fargo Bank from 2002 to 2009 where he was responsible for $3 billion in loans. Prior to his promotion to EVP, Mr. Cosso was the SVP and Regional Manager for San Francisco Commercial Banking Region from August 1996 to 2002. Mr. Cosso worked for Bank of America as Director of Portfolio Management from August 1991 to August 1996. Mr. Cosso served as Chairman of the Board of Goodwill Industries of the East Bay and as finance committee chairman of the Oakland East Bay Symphony and the Board of Directors of St. Luke’s Hospital in San Francisco, and Big Brothers and Sister and Junior Achievement.

The Board selected Mr. Cosso as a nominee because the Board believes that Mr. Cosso’s experience as a relationship focused banker will be of great assistance in implementing the Company’s strategic initiatives. Mr. Cosso is considered, seasoned in credit risk and if elected as a director he likely will serve on the Company’s loan and credit and audit committee as a member.

			2010

Chong-Moon Lee	81

Mr. Lee founded Diamond Multimedia Systems, served as CEO & Chairman of the company for 17 years, and took the company to a successful IPO in 1995. Mr. Lee is chairman of AmBex Venture Group, a venture capital and technology investment company in Silicon Valley. He serves as a member of Advisory Board of Stanford Technology Venture Program (STVP) of Engineering School, Stanford University. He served as a Consulting Professor at Asia Pacific Research Center of Stanford University for 5 years. He currently serves as a Chaired Professor Emeritus of Korea Advanced Institute of Science & Technology (KAIST). Mr. Lee serves as a Commissioner & Trustee of Asian Art Museum of San Francisco—Chong-Moon Lee Center for Asian Art & Culture, the largest Asian arts museum outside of Asia. He also serves as a Trustee of Asia Society, New York, and Center for Strategic & International Studies (CSIS), Washington, DC, one of the most active and influential think tanks in America. He also is as a member of California Arts Council.

In selecting Mr. Lee as a nominee for election at this meeting, the Board considered, in particular, two aspects of Mr. Lee’s qualifications: 1) his experience as the CEO and Chairman of a public company gives him specialized knowledge to assist the Human Resources and Compensation Committee of which he is a member and particularly to serve as Chairman of a public company, and 2) Dr. Lee is the largest individual stockholder and, as such, can speak to building long-term stockholder value and provides greater insight into the concerns of stockholders and investors.

			2003 & 2009

Name	Age	Principal Business During the Past Five Years	Year First Appointed to Board

Alvin D. Kang	65

Mr. Kang was appointed as the President and Chief Executive Officer of the Company and its fully owned subsidiary, Nara Bank, on January 20, 2010. Before this appointment, he served as the Chief Financial Officer and a member of the Office of the President, since 2005 and 2006, respectively. Prior to joining the Company, Mr. Kang served as Executive Vice President, Chief Operating Officer and Chief Financial Officer for Broadway Federal Bank and Chief Financial Officer of Broadway Financial Corporation from 2001 to July 2005. Mr. Kang has also held a senior position at Takenaka and Company, an investment banking and consulting firm, and has served as an audit partner at KPMG LLP and at Ernst & Young LLP. Mr. Kang retired from KPMG LLP after 26 years of service, during which time he served as lead partner of the Asian Business Group and as lead partner on audits of major financial institutions in Los Angeles. Mr. Kang serves on the board of the non-profit organization Asian Pacific American Legal Center.

In selecting Mr. Kang as a nominee for election at this meeting, the Board considered, Mr. Kang’s vast financial industry experience, with over 40 years of specialized knowledge in auditing and financial consulting of and operational experience with banks and thrifts. The Board feels that it is important to have the CEO of the Company act as a Director as well, because it allows for a direct line of communication between the Board and management.

			2010

Jesun Paik	73

Mr. Paik is Senior advisor of Robb Evans & Associates, LLC, a financial consulting firm which he joined in 2001. From 1989 to 2001, he was Executive Vice President and Senior Advisor of the Americas Division of The Sakura Bank, Ltd., (New York City) and concurrently was the Vice Chairman of the Board of Manufacturers Bank (Los Angeles) from 1992 to 2001. Prior to The Sakura Bank, Mr. Paik served in executive management positions for Wells Fargo Bank, N.A. and Union Bank.

The Board selected Mr. Paik as a nominee because the Board believes that Mr. Paik’s experience at the Manufacturer’s, Wells Fargo, N.A. and Union Banks give him a great reservoir of experience to draw upon, specifically Mr. Paik is considered a financial expert and has served on the Company’s audit committee as a member, and for a number of years as its chairman. Mr. Paik has a keen knowledge of commercial banking and specifically understands the Korean-American marketplace.

			2001

Name	Age	Principal Business During the Past Five Years	Year First Appointed to Board

John H. Park	62

Mr. Park is President of ABI USA Sales Corp, an import and export company which he founded in 2001, and President of BB Imex Corporation which he founded in 2003. From 1985 to 2001, he was President and Chief Executive Officer of Showroom 3 Inc. From 1978 to 2001, he was President and Chief Executive Officer of B.B. World Corporation. Mr. Park has been a director of Nara Bank, the Company’s wholly owned subsidiary since 1993 and a director of the Company since 2002.

The Board selected Mr. John Park as a nominee because the Board believes that Mr. Park’s experience in business and as a Nara Bank and Nara Bancorp director give the Board continuity and historical perspective. As the immigrant owner of an import / export business he also understands our core business customer, including our trade finance function. He possesses an acute understanding of how to appeal to and communicate effectively with commercial customers and as such is part of our Loan and Credit Committee as well as Business Development.

			2002

Ki Suh Park	78

Mr. Park is the Chief Executive Officer and the majority shareholder of Gruen Associates, a global architecture, planning, and interior design firm headquartered in Los Angeles since 1946. He is a prominent architect and city planner with nearly 49 years of professional practice, responsible for many large-scale landmark building and transportation projects throughout the United States and overseas (Korea,Vietnam, Indonesia, Canada, Mexico, and Germany). His projects include the Koreatown Plaza, the Los Angeles Convention Center Expansion, the Kumho Asiana Plaza, Ho Chi Minh City, Vietnam, the Plaza Bapindo-Citibank Towers in Jakarta, Indonesia, the I-105 (Century) Freeway, and the I-70 Highway through the scenic Glenwood Canyon in Colorado, which received a Presidential Design Award from the President of the United States. In the 1970s, Mr. Park served as Chairman of the Citizens Advisory Committee on Transportation Quality for the United States Secretary of Transportation. As a community leader, he was and has been active on a number of community-based, non-profit boards including the Harvard-Westlake School, the Korean American Coalition (Chairman), the Korean American Museum (Chairman), the California Community Foundation, the Public Policy Institute of California, the Los Angeles County Natural History Museum, and the Los Angeles World Affairs Council. In 1996, Mr. Park received a Korean Broadcasting System (KBS) Award, which is annually given to an overseas Korean who has made a significant worldwide contribution to the arts, business and industry.

In selecting Mr. Park as a nominee for election at this meeting, and appointment as Chairman of Nara Bank, the Board considered, in particular, his extensive experience as the CEO of a national and international professional business firm. Mr. Park is a hands-on leader and, as such, focuses on board oversight in reigning in costs, tightening controls, implementing strategic planning, and enhancing corporate governance.

			2001

Name	Age	Principal Business During the Past Five Years	Year First Appointed to Board

Scott Yoon-suk Whang	64

Mr. Whang has been a goal-oriented entrepreneur who has started three successful companies in the past 20 years. He has held various management positions with Daewoo Corporation, where he began his career in the early 1970s. He founded Codra Enterprises in 1985, which provides new product development and manufacturing outsourcing service to the gift and stationary industry, where he served as Chairman until December 2007. From 1990 to 2006, he was the founder and CEO of Avalanche Publishing, Inc., one of the major leading publishers of various gift and stationery products. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his marketing achievements in the publishing arena.

In selecting Mr. Whang as a nominee for election at this meeting, the Board considered many aspects of his business experience: 1) Mr. Whang is a well rounded leader in business strategic planning, management, and operations, and as such is able to lend his experience to the Human Resources and Compensation Committee as well as Business Development, and 2) Mr. Whang is able to give first hand advice on marketing and client relations, since as a medium size commercial business owner he understands the heart of the Bank’s business.

			2007

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL EIGHT NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Crowe Horwath LLP (“Crowe Horwath”) as our independent registered public accounting firm for the year ending December 31, 2010 and has further directed that the selection of Crowe Horwath be submitted for ratification by the stockholders at the annual meeting. Crowe Horwath became our independent registered public accounting firm on September 17, 2004. The Company anticipates that a representative of Crowe Horwath will be present at the annual meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe Horwath as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe Horwath to the stockholders for ratification to obtain our stockholders views. If the stockholders fail to ratify the selection of Crowe Horwath, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the board of directors determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Crowe Horwath. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for determining whether this matter has been approved.

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2009 and 2008. Crowe Horwath’s audit fees include the fees for the audit of the 2009 and 2008 consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2009 and 2008.

	2008	2009
Audit Fees	$446,000	$388,000
Audit Related Fees	$3,802	$73,650
Tax Fees	$51,960	$0
All Other Fees	$9,622	$29,646

Total Fees	$511,384	$491,296

Audit Related Fees. Crowe Horwath’s audit related fees for 2009 were for comfort letter procedures for the stock offering and providing their consent to include the Auditor’s opinion in a registration statement filed on Form S-3. The audit related fees for 2008 were for consultations regarding derivatives.

Tax Fees. No tax fees were incurred in 2009. Crowe Horwath’s tax fees for 2008 were for preparation of the Company’s 2007 federal and state income tax returns and consultation regarding various tax issues.

All Other Fees. All other fees include the aggregate fees billed for services rendered by Crowe Horwath, other than those services covered above and for 2009 and 2008 included providing software licenses for the Accounting Research Manager database and providing data base management software to facilitate communications related to the external audit. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe Horwath. The Audit Committee has determined that the rendering of the services other than audit services by Crowe Horwath is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted policy and procedures for the approval in advance of audit and non-audit services rendered by our independent auditor. The policy requires advance approval of all services before the independent auditor is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee who has authority to approve up to $25,000, to be ratified at the next scheduled Audit Committee meeting. A copy of the Company’s policy regarding the approval of audit and non-audit services provided by the independent auditor is attached as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

NONBINDING STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

In February 2009, Congress enacted ARRA. The ARRA imposes a number of requirements on financial institutions, such as the Company, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”). One of the requirements is that at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients shall permit a separate nonbinding “say on pay” stockholder vote to approve the compensation of executives.

This proposal gives you as a stockholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the stockholders of Nara Bancorp, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the board of directors and may not be construed as overruling any decision by the board of directors or our HRC Committee. However, the HRC Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation decisions.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The HRC Committee, which is comprised entirely of independent directors oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Our Board and our HRC Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

Board of Directors Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF EXECUTIVES.

PROPOSAL NO. 4

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

The Board of Directors approved, subject to receiving the approval of the holders of a majority of the shares of common stock outstanding, an amendment to Article Fourth, Section A of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 40,000,000 shares to 100,000,000 shares. Currently, the Certificate of Incorporation authorizes the issuance of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock.

As of May 5, 2010, there were 37,956,527 shares of common stock and 67,000 shares of preferred stock issued and outstanding. Of the remaining 2,043,473 authorized but unissued shares of common stock, 963,250 shares were reserved for issuance under our equity incentive plans, and 521,265 shares were reserved for issuance upon conversion of outstanding warrants. As a result, as of May 5, 2010, we had 558,958 shares of common stock and 9,933,000 shares of preferred stock unreserved and available for future issuances.

While we have no definitive plans, undertakings, arrangements or agreements for issuing additional shares of common stock or preferred stock, the Board of Directors believes that it is advisable and in the best interests of the stockholders to increase the number of authorized shares of common stock to increase our flexibility in structuring capital raising transactions, future acquisitions, joint ventures, and strategic alliances. The additional authorized shares may also be useful in connection with certain merger and acquisition opportunities, or other proper corporate actions. This current increase would avoid the potential delay and expense of holding a special meeting of the stockholders at a later date.

If the proposal is adopted by the stockholders, the first paragraph of Article FOURTH, Section A, of our Certificate of Incorporation would be amended to read as follows:

FOURTH: A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred and ten million (110,000,000) shares, one hundred million (100,000,000) shares of which shall be Common Stock (the “Common Stock”) and ten million (10,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

If this proposal is adopted, the increase will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Although the increase in the authorized number of shares of common stock could have possible anti-takeover effects, the proposed increase is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means, nor is it part of any plan by our Board of Directors to implement any anti-takeover measures. However, these authorized but unissued shares could (within the limits imposed by applicable law and the NASDAQ Stock Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then-outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors, although perceived to be desirable by some stockholders.

Our stockholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, our Board of Directors would have the discretion to determine to whom we offer these additional shares and the stockholders would not receive rights of first offer to purchase these shares. Except for a stock split or stock dividend, issuances of common shares will dilute the voting power and ownership of our existing stockholders, and, depending on the price at which the shares are issued, an issuance of common stock may reduce the per share book value of the Company’s common stock. Furthermore, under Delaware law and our Certificate of Incorporation, stockholders do not have dissenter’s rights or appraisal rights with respect to any proposed increase in authorized shares of our common stock. If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

The affirmative vote of the holders of a majority of all outstanding shares of common stock as of the record date and entitled to vote on the matter is required for approval of the proposed amendment to our Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO ONE HUNDRED MILLION (100,000,000) SHARES.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report for 2009, including a copy of our annual report for the year ended December 31, 2009 on Form 10-K as filed with the SEC pursuant to the Securities Exchange Act of 1934, without all the exhibits, as filed, is included with this proxy statement. In addition, our Form 10-K is available on the Company’s website, www.narabank.com, and the SEC maintains a website, http://www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits. If you would also like a copy of the exhibits, please write to: Nara Bancorp, Inc., ATTN: Legal Department, 3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90010 or telephone Ms. Helen Kim at (213) 639-1700. You will be required to pay the expenses for copying and mailing of the exhibits.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nara Bancorp, Inc., stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Nara Bancorp, Inc., Attention: Legal Department, 3731 Wilshire Blvd., Suite 1000, Los Angeles, CA 90010 or telephone Ms. Helen Kim at (213) 639-1700. We will undertake to furnish any stockholder so requesting a separate copy of these proxy materials. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the board of directors, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

NARA BANCORP, INC.
BY THE ORDER OF THE BOARD OF
DIRECTORS

Alvin D. Kang, Chief Executive Officer

Los Angeles, California

May 28, 2010

APPENDIX A

NARA BANCORP, INC.

POLICY REGARDING THE APPROVAL OF AUDIT AND NON-AUDIT SERVICES

PROVIDED BY THE INDEPENDENT AUDITOR

Purpose and Applicability

The Audit Committee of the board of directors of Nara Bancorp, Inc. (the “Company”) is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor of the Company. As part of this responsibility, the Audit Committee is required to approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder contain detailed requirements specifying the types of non-audit services that an independent auditor may not provide to its audit client and the Audit Committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted this “Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor” (the “Policy”).

Policy Statement

It is the policy of the Company that all services provided by the Company’s independent auditor, both audit and non-audit in nature must be approved in advance by the Audit Committee. Although the Act permits de minimis exceptions and allows for the pre-approval of certain categories of audit and non-audit services, our policy is that all services provided by the independent auditor, both audit and non-audit in nature, must be specifically approved in advance by the Audit Committee. The Audit Committee may delegate to the Chair of the Audit Committee, who is independent as defined under applicable NASDAQ rules, the authority to grant approval of permitted services to be provided by the independent auditor up to $25,000. The decision of the Chair to approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

All fees paid to the Company’s independent auditor will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Subject to SEC rules, the annual proxy statement should include disclosure of the amount of “Audit Related Fees” and other fees required to be disclosed by the rules.

Prohibited Services—Under no circumstances may the Company engage the independent auditors to provide the non-audit services described below to the Company:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services or Fairness Opinions. The independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the independent auditor would audit the results.

3. Actuarial Services. The independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for the actuarial methods and assumptions.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

NARA BANCORP, INC.

INTERNET http://www.proxyvoting.com/nara

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

FOLD AND DETACH HERE

Please mark your votes as

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” indicated in this example X

THE ELECTION OF DIRECTORS, AND “FOR” EACH OF THE PROPOSALS LISTED.

1. The election of the following eight persons to serve as FOR WITHHOLD *EXCEPTIONS

ALL FOR ALL FOR AGAINST ABSTAIN

members of our board of directors until our next annual

meeting and until their successors are elected and qualified.

2. The ratification of the selection of Crowe Horwath LLP as our

The following eight persons are our nominees for election: independent registered public accounting firm for the year ending December 31, 2010.

01 Steven D. Broidy 06 Hyon Man Park

02 Louis M. Cosso (John H. Park) 3. A nonbinding resolution to approve the compensation of the

03 Alvin D. Kang 07 Ki Suh Park Company’s executives named in the Summary Compensation

04 Chong-Moon Lee 08 Scott Yoon-suk Whang Table of the Company’s Proxy Statement for the 2010 Annual

05 Jesun Paik Meeting of Stockholders, including the Compensation

Discussion and Analysis, the executive compensation tables

and the related disclosure contained in the Proxy Statement.

(INSTRUCTIONS:To withhold authority to vote for any individual nominee, mark the 4. The approval of the amendment and restatement of Section IV,

“Exceptions” box above and write that nominee’s name in the space provided below.) of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per

*Exceptions share, from forty million (40,000,000) shares of Common Stock to one hundred million (100,000,000) shares of Common Stock.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Wil Attend Meeting YES

Mark Here for

Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Nara Bancorp, Inc. account online.

Access your Nara Bancorp, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Nara Bancorp, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View payment history for dividends

View certificate history

Make address changes

View book-entry information

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The most recently filed Proxy Statement, Form 10-K, and Annual Report are available online at:

http://www.rrdezproxy.com/2010/NaraBancorp/

FOLD AND DETACH HERE

REVOCABLE PROXY NARA BANCORP, INC.

Annual Meeting of Stockholders – JUNE 29, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Solicited on behalf of the board of directors of Nara Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, June 29, 2010, at 10:30 a.m. California time at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.

The undersigned hereby appoints Suk Young (Tammy) Jang and Helen Kim, and each of them, the proxy or proxies of the undersigned, each with the full power of substitution, to attend the Meeting and to vote all shares of common stock of the Company held of record on May 5, 2010 by the undersigned, at the Meeting or at any postponements or adjournments thereof, on the items set forth below and, in the proxies’ discretion, upon such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all of the nominees identified and FOR each of the proposals listed. If any other business is presented at the Meeting, including whether or not to adjourn the Meeting, this proxy will be voted in accordance with the direction of the Board of Directors, or, if no direction is given, by the proxy holders in accordance with their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting, Company’s proxy statement dated May 28, 2010 and Annual Report is acknowledged by the undersigned stockholder(s).

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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